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                                                                    EXHIBIT 3.12

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           AMTECH SYSTEMS CORPORATION

                                    ARTICLE I

                                     OFFICES

      SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. All meetings of the stockholders for the election of directors shall be held in the City of Beverly Hills, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2. Annual meetings of stockholders shall be held on the second Thursday of the month of June, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 a. m. , or at such other date and time as shall be designated from time to time
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by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote the Board of Directors, and transact such other business as may properly be brought before the meeting.

      SECTION 3. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten, nor more than sixty, days before the date of the meeting.

      SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of two or more members of the Board of Directors, or at the request in writing of stockholders owning a majority of the entire common stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


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      SECTION 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten, nor more than sixty, days before the date of the meeting, to each stockholder entitled to vote at such meeting.

      SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

      SECTION 8. The holder or holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by a proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is


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required, in which case such express provision shall govern and control the decision of such question.

      SECTION 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the common stock having voting power held by such stockholder, but no proxy shall be voted after six months from its date unless the proxy provides for a longer period.

      SECTION 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. The number of directors shall be fixed from time to time by resolution of the Board of Directors, but shall be not less than three nor more than five. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

      SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though


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less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      SECTION 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

      SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      SECTION 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the directors.

      SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      SECTION 7. Special meetings of the Board may be called by the President or by any two directors on one day's notice to each director, special meetings shall be called by the President or


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Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

      SECTION 8. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, or in Section 2 of Article III hereof. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

      SECTION 9. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 10. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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                             COMMITTEES OF DIRECTORS

      SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more of the directors of the Corporation as members of any committee or committees of the Board.

      Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as limited by Section 141(c) of the General Corporation Law of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

      SECTION 13. The directors shall not receive any stated salary for their services as directors or members of committees, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              REMOVAL OF DIRECTORS

      SECTION 14. Unless otherwise restricted by the Certificate of Incorporation or bylaws, any director or the entire Board of Directors may be removed, with or without cause by the vote of the majority of the stockholders at the annual or any special meeting of the stockholders or by action taken pursuant to Section 11 of Article II hereof.


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                                   ARTICLE IV

                                     NOTICES

      SECTION 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, facsimile, electronic mail, telegram or telex message, or by courier.

      SECTION 2. Whenever notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

      SECTION 1. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), one or more Assistant Secretaries, and one or more Assistant Treasurers. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer need be a director. Except as may be limited by law, any number of offices may be held by the same person.

      Unless otherwise provided for in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the


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next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

      All officers of the Corporation shall have such authority and perform such duties as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers (except to the extent such resolutions may be inconsistent with the by-laws), and shall have such additional authority and duties as are incident to their office and as may be specified in delegations of authority derived from the Board of Directors. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

      SECTION 2. The Board of Directors may appoint such other officers and agents as it may deem advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                                   ARTICLE VI

                      INDEMNIFICATION: ADVANCE OF EXPENSES

                            RIGHT TO INDEMNIFICATION

      SECTION 1. A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding") by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be


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indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Section 2. B. of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

      SECTION 1. B. Each person referred to in Section 1. A. of this Article VI shall be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the advancement of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) prior to the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay


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all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

      SECTION 1. C. The right to indemnification conferred in this Article VI and the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition conferred in this
Article VI each shall be a contract right.

                       PROCEDURE TO OBTAIN INDEMNIFICATION

      SECTION 2. A. To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2. A. , a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined) or (2) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined) or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.


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      SECTION 2. B. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within 30 days after a written claim pursuant to Section
2. A. of this Article VI has been received by the Corporation or, in the case of a claim pursuant to Section 1. B. , within the 20-day period provided therein, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount of the claims, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 2. C. If a determination shall have been made pursuant to Section
2. A. of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such


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determination in any judicial proceeding commenced pursuant to Section 2. B. of this Article VI.

      SECTION 2. D. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 2. B. of this Article VI that the procedures and presumptions of this Article VI are not valid, binding, and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

                             NO DIMINUTION OF RIGHTS

      SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors, or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee, or agent of the Corporation hereunder in respect of any occurrence of matter arising prior to any such repeal or modification.

                                    INSURANCE

      SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as


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provided in Section 5 of this Article VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee, or agent.

                          DISCRETIONARY INDEMNIFICATION

      SECTION 5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation and the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                 ENFORCEABILITY

      SECTION 6. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this
Article VI (including, without limitation, each portion of any section of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any section of this Article VI containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

                               CERTAIN DEFINITIONS

      SECTION 7. For purposes of this Article VI:

            (a) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.


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            (b) "Independent Counsel" means a law firm that is nationally recognized for its experience in matters of Delaware corporation law and shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article VI.

                                     NOTICES

      SECTION 8. Any notice, request, or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation.

                                  ARTICLE VII

                             CERTIFICATES FOR SHARES

      SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate or certificates signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

      SECTION 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

                                LOST CERTIFICATES

      SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofor issued by the Corporation alleged to have


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been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                TRANSFER OF STOCK

      SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                               FIXING RECORD DATE

      SECTION 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty, or less than ten, days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a


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meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

      SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

      SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                       EXECUTION AND SIGNING OF DOCUMENTS

      SECTION 3. Except as otherwise provided by the Board of Directors, deeds, contracts, leases, agreements, and other documents shall be signed by the President, or any Vice President and, when a seal is required, sealed with the Corporation's seal and attested by the Secretary, or any Assistant Secretary, or the Treasurer, or any Assistant Treasurer.

      SECTION 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time authorize or designate.

      SECTION 5. In any case where the signatures of two officers are required on any document or other instrument executed on behalf of the Corporation. Such signatures must be those of two different persons.

                                   FISCAL YEAR

      SECTION 6. The fiscal year of the Corporation shall end on December 31 of each year.

                                      SEAL

      SECTION 7. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware. " The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise,

                                   ARTICLE IX
                                   AMENDMENTS

      SECTION 1. These by-laws may be altered, amended, or repealed, or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be


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contained in the notice of such special meeting. If the power to adopt, amend, or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend, or repeal by-laws.


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